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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                              JURISDICTION OF INCORPORATION
------------------                              -----------------------------

Southern Health Systems, Inc.                             Tennessee
Nova Factor, Inc.                                         Tennessee
Hemophilia Health Services, Inc.                          Tennessee
Pharmacare Resources, Inc.                                New York
BioPartners In Care, Inc.                                 Missouri
Accredo Therapeutics, Inc.                                Delaware
Accredo Health Services (Infusion), Inc.                  Delaware
Accredo Health Resources, Inc. (New York)                 New York